Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Allion Healthcare, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-127758) of Allion Healthcare, Inc. of our reports dated March 15, 2006, relating to the consolidated financial statements and schedules, and the effectiveness of Allion Healthcare, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO Seidman, LLP

March 15, 2006